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                                                                   Exhibit 10.35

July 15, 2002



LaNette Zimmerman
801 E. 86th Avenue
Merrillville, Indiana  46410

Dear LaNette:

         This letter sets forth the terms for the additional supplemental retirement benefit ("Supplemental Benefit") you, or your spouse in the event of your death, will be entitled to receive upon your termination of employment with NiSource Inc. or any of its affiliates (for purposes of this letter, except where specifically provided, references to NiSource Inc. and its affiliates shall be to "NiSource") in the event of your termination of employment for any reason after December 31, 2003, other than your involuntary termination at any time by NiSource for Good Cause. For purposes of this letter, Good Cause will have the meaning set forth in your Change in Control and Termination Agreement entered into with NiSource as of January 1, 2001, (the "CIC Agreement") and all other capitalized terms will have the meaning set forth in the NiSource Supplement Executive Retirement Plan, as amended and restated, effective June 1, 2002 (the "SERP").

         In the event of your termination of employment prior to death, you will be entitled to receive a monthly Supplemental Benefit equal to the excess of (a) over (b) below:

         a) The monthly amount of the retirement benefit you would have been entitled to received under the SERP if such benefit were computed based upon the assumption that your first day of Service was January 1, 1981 and the last day of Service is the date of your termination; less

         b)       $1,629.29.

         In the event of your termination of employment due to death, your spouse will be entitled to receive a monthly Supplemental Benefit equal to the excess of (a) over (be) below:

         a) The monthly amount of the retirement benefit your spouse would have been entitled to receive under the SERP if such benefit were computed based upon the assumption that your first day of Service was January 1, 1981 and the last day of Service is the date of your termination; less

         b)       $1,629.29

         In the event of your termination of employment at any time due to your becoming disabled (as such term is defined in Section 4.4 of the SERP), you will be entitled to receive a monthly Supplemental Benefit equal to the excess of (a) over (b) below:
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         a)       The monthly amount of the maximum Supplemental Disability
                  Pension you would have been entitled to received under Section
                  4.4 of the SERP if such benefits were computed based upon the assumption that your first day of Service was January 1, 1981 and the last day of Service is the date of your disability; less

         b)       $1,629.29.

         The Supplemental Benefit will be paid to you or your spouse in the same form, and will commence at the same time, as is applicable to the benefit payable to you or your spouse under the SERP. In addition, except as provided above in the first sentence of this letter, for all purposes of Article IV of the SERP (relating to Plan Benefits), your first day of service shall be treated as January 1, 1981.

         Any actuarial determinations made with respect to the SERP will be based upon the same actuarial equivalents as those specified in the SERP with respect to the determination of your SERP retirement benefit or death benefit on the date for commencement of payment thereof.

         The supplemental Benefit will constitute a nonqualified benefit and will be entirely unfounded. No provision will at any time be made with respect to the segregation of any assets of NiSource for the payment of the Supplemental Benefit pursuant to this letter. Neither you nor your spouse will have any interest in any particular assets of NiSource by reason of the right to receive a benefit under this letter and you and your spouse will have only the rights of a general unsecured creditor of NiSource with respect to any rights pursuant to this letter.

         NOTWITHSTANDING ANYTHING ELSE IN THIS LETTER TO THE CONTRARY, THE SUPPLEMENTAL BENEFIT SHALL BE VESTED AND PAYABLE TO YOU OR YOUR SPOUSE PURSUANT TO THE TERMS OF THE SERP IF THERE IS A "CHANGE IN CONTROL" OF NISOURCE (AS DEFINED IN THE CIC AGREEMENT) WHETHER PRIOR TO OR AFTER DECEMBER 31, 2003 REGARDLESS OF WHETHER YOUR EMPLOYMENT TERMINATES IN CONNECTION WITH SUCH CHANGE IN CONTROL OR IF YOU DIE, BECOME DISABLED (AS SUCH TERM IS DEFINED IN SECTION 4.4 OF THE SERP) OR ARE TERMINATED NOT FOR CAUSE BEFORE DECEMBER 31, 2003.

         This letter shall be construed and interpreted pursuant to the laws of Indiana.

         This letter contains the entire agreement between you and NiSource and supersedes any and all previous agreements; written or oral; between the parties relating to the subject matter hereof. No amendment or modification of the terms of this letter shall be binding upon the parties hereto unless reduced to writing and signed by you and NiSource.

         Nothing contained in this letter shall be construed to be an employment contract between you and NiSource.
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         This letter shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives and successors.

         Please sign and return a copy of this letter to Gary Neale to indicate your acknowledgment and acceptance of the terms set forth above.

                                              Very truly yours,

                                              NISOURCE INC.

                                              By:  /s/ Gary L. Neale
                                                   -----------------------------

         The undersigned, LaNette Zimmerman, hereby acknowledges and accepts the terms and conditions described in this letter.

DATED: July 15, 2002


                                                    /s/ S. LaNette Zimmerman
                                                    LaNette Zimmerman